EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 30, 2006, accompanying the financial statements and schedules in the Annual Report of Bairnco Corporation 401(k) Savings Plan and Trust on Form 11-K for the year ended December 31, 2005.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Bairnco Corporation 401(k) Savings Plan and Trust on Forms S-8 (File No. 33-36330, effective July 18, 1990 and File No. 33-41313, effective, June 19, 1991).

   /s/ GRANT THORNTON LLP

Orlando, Florida

July 12, 2006